As filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVAVAX, INC.

 (Exact name of Registrant as specified in its charter)

Delaware	9920 Belward Campus Drive,	22-2816046
(State of incorporation)	Rockville, Maryland 20850	(I.R.S. Employer Identification No.)
(Address of principal executive offices)

2005 Stock Incentive Plan

(Full Title of the Plan)

JOHN A. HERRMANN III

Vice President, General Counsel &

Corporate Secretary

Novavax, Inc.

9920 Belward Campus Drive

Rockville, Maryland 20850

jherrmann@novavax.com

(240) 268-2000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

PAUL M. KINSELLA

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199-3600

pkinsella@ropesgray.com

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			maximum		maximum
Title of	Amount to be		offering price		aggregate	Amount of
securities to be registered	registered		per share		offering price	registration fee
Common Stock, $0.01 par value	4,000,000	(1)	$2.30	(2)	$9,200,000	$1,255

(1)	Plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of Novavax, Inc. common stock as may be issued upon a stock split, stock dividend, or similar transaction.
(2)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Novavax, Inc. common stock as reported by The NASDAQ Global Select Market on August 9, 2013, which were $2.36 and $2.24, respectively.

Explanatory Note

The Registrant hereby increases the number of shares of its common stock registered for issuance under its 2005 Stock Incentive Plan (the “Plan”) by 4,000,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of the following Registration Statement on Form S-8 filed with the Securities and Exchange Commission (File No. 333-130990) on January 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, state of Maryland on August 13, 2013.

NOVAVAX, INC.

By:	/s/ Stanley C. Erck
Stanley C. Erck
President and Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stanley C. Erck and John A. Herrmann III, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Novavax, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley C. Erck	President and Chief Executive Officer	August 13, 2013
Stanley C. Erck	and Director (Principal Executive Officer)

/s / Barclay A. Phillips	Senior Vice President, Chief Financial Officer and Treasurer	August 13, 2013
Barclay A. Phillips	(Principal Financial and Accounting Officer)

/s/ James F. Young, Ph.D.	Chairman of the Board of Directors	August 13, 2013
James F. Young, Ph.D.

/s/ Richard H. Douglas	Director	August 13, 2013
Richard H. Douglas

/s/Gary C. Evans	Director	August 13, 2013
Gary C. Evans

/s/ John O. Marsh, Jr., J.D.	Director	August 13, 2013
John O. Marsh, Jr., J.D.

/s/ Rajiv I. Modi, Ph.D.	Director	August 13, 2013
Rajiv I. Modi, Ph.D.

/s/ Michael A. McManus, Jr., J.D.	Director	August 13, 2013
Michael A. McManus, Jr., J.D.

INDEX OF EXHIBITS

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of Novavax, Inc., as amended by Certificates of Amendment dated December 18, 2000, July 8, 2004, May 13, 2009 and dated June 13, 2013 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed August 8, 2013)

4.2	By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed March 12, 2013)

5*	Opinion of Ropes & Gray LLP

10*	Novavax, Inc. 2005 Stock Incentive Plan, as amended

23.1*	Consent of Ropes & Gray LLP (included in Exhibit 5)

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm

24*	Power of Attorney to file future amendments. Set forth on the signature page of this Registration Statement

*	Filed herewith